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                                                                   EXHIBIT 10(a)
                        [SUTHERLAND ASBILL & BRENNAN LLP]








                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus incorporated by reference in Post-Effective Amendment No. 19 to Form N-4 (File No. 33-45380) for ML of New York Variable Annuity Separate Account B of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            SUTHERLAND ASBILL & BRENNAN LLP


                                   By:     /s/ Stephen E. Roth
                                       -------------------------------------
                                               Stephen E. Roth, Esq.



Washington, D.C.
October 14, 2002